Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Inland Western Retail Real Estate Trust, Inc. (the "Company") for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Steven P. Grimes as Chief Executive Officer, President, Chief Financial Officer and Treasurer and James W. Kleifges as Chief Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven P. Grimes

Name:	Steven P. Grimes
President, Chief Executive Officer, Chief Financial Officer and Treasurer

Date:	February 23, 2011

/s/ James W. Kleifges

Name:	James W. Kleifges
Executive Vice President and Chief Accounting Officer

Date:	February 23, 2011